Exhibit 10.3

FOURTH AMENDMENT TO TERM LOAN AGREEMENT

This FOURTH AMENDMENT TO TERM LOAN AGREEMENT (this “Amendment”), is entered into as of July 19, 2016, by and among Lighting Science Group Corporation, a Delaware corporation (the “Borrower”), the Lenders (as defined below) signatory hereto, and Medley Capital Corporation, a Delaware corporation (“Medley”), as administrative agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, the “Agent”).

W I T N E S S E T H:

WHEREAS, the Borrower, the lenders from time to time party thereto (“Lenders”) and the Agent are parties to that certain Term Loan Agreement dated as of February 19, 2014, (as amended hereby and as may be further amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”);

WHEREAS, the Borrower has informed the Agent and the Lenders that it intends to issue additional units of its Series J Convertible Preferred Stock for net cash proceeds of $5,000,000 (the “Specified Equity Issuance”), which is prohibited by Section 6.12 of the Loan Agreement because such Equity Interests constitute Disqualified Equity Interests under the Loan Agreement;

WHEREAS, the Borrower has requested that (w) it be permitted to make the Specified Equity Issuance, to retain the net cash proceeds thereof (the “Specified Net Cash Proceeds”) for working capital and for other general corporate purposes that are not prohibited by the Loan Agreement, (x) the full amount of the Specified Net Cash Proceeds be added to EBITDA for the purpose of determining compliance with Section 7.6 (Minimum Fixed Charge Coverage Ratio) for the twelve month period ending on each of June 30, 2016, September 30, 2016, December 31, 2016, and March 30, 2017 (the “Specified Covenant Periods”) (y) the Specified Net Cash Proceeds be added to EBITDA for the Specified Covenant Periods, and (z) the Minimum EBITDA levels set forth in Section 7.1 be amended with respect to each of the Specified Covenant Periods;

WHEREAS, Borrower, Agent and Lenders desire to amend the Loan Agreement, on the terms and subject to the conditions set forth.

NOW, THEREFORE, in consideration of the foregoing and for other good and valid consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1.     Defined Terms. Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Loan Agreement.

2.     Limited Consent. Upon satisfaction of the conditions to effectiveness set forth in Section 5 below and notwithstanding Section 6.12 of the Loan Agreement, Agent and the Lenders hereby consent (i) to the Borrower making the Specified Equity Issuance plus an additional amount not to exceed an aggregate of $2,500,000 from and including the Fourth Amendment Effective Date to and including March 30, 2017 pursuant to the documentation attached hereto as Exhibit B, (ii) retaining the Specified Net Cash Proceeds and such additional amount not to exceed an aggregate of $2,500,000 for working capital and for other general corporate purposes that are not prohibited by the Loan Agreement and (iii) adding the full amount of the Specified Net Cash Proceeds to EBITDA, as necessary, for the purpose of determining compliance with Section 7.6 (Minimum Fixed Charge Coverage Ratio) for the Specified Covenant Periods. Notwithstanding anything herein or in the Loan Documents or the Intercreditor Agreement to the contrary, Agent and Lenders agree and acknowledge that the Specified Net Cash Proceeds shall be first applied to the obligations arising under the Revolving Loan Agreement (but not in permanent reduction of the maximum revolving amount under the Revolving Loan Documents). The Revolving Agent shall be entitled to rely on the consent provided herein and the foregoing agreement and acknowledgment by Agent and the Lenders. The foregoing is a limited consent, and shall not, except as otherwise expressly provided in this Agreement, constitute (a) a modification or alteration of the terms, conditions or covenants of the Loan Agreement or any other Loan Document or (b) a waiver, release, or limitation upon the exercise by Agent or any Lender of any of its rights, legal or equitable, thereunder

3.     Amendments to Loan Agreement. Upon satisfaction of the conditions to effectiveness set forth in Section 5 below, the Loan Agreement is hereby amended as follows:

(a)     Schedule 1.1 of the Loan Agreement is hereby amended by deleting the period at the end of the end of the definition of “EBITDA” and adding the following as clause (l):

“plus (l) the amount of cash equity contributions, other than the Fourth Amendment Equity Contribution, permitted hereunder in an amount not to exceed an aggregate of $2,500,000 that is contributed to the Borrower from the Sponsor from and including the Fourth Amendment Effective Date to and including March 30, 2017, solely for purposes of determining compliance with Section 7.1 and Section 7.6 during the relevant fiscal quarters.”

(b)     Schedule 1.1 of the Loan Agreement is further amended by adding the following definitions in the correct alphabetical order as follows:

““Fourth Amendment” means that certain Fourth Amendment to Loan Agreement, dated as of the Fourth Amendment Effective date, by and among the Borrower, Agent and the Lenders party thereto.”

““Fourth Amendment Effective Date” means July 19, 2016.”

““Fourth Amendment Equity Contribution” means the cash equity contribution related to the issuance of Series J Convertible Preferred Stock on the Fourth Amendment Effective Date in an amount not to exceed $5,000,000, made by Sponsor to Borrower and immediately contributed to the capital of the Borrower in connection with the Fourth Amendment on or prior to the Fourth Amendment Effective Date.”

(c)     Section 5.2 of the Loan Agreement is hereby amended and restated in its entirety as follows:

“5.2     Thirteen-Week Cash Flow Forecast. The Borrower agrees to deliver to the Administrative Agent a thirteen-week cash flow projection in form and substance reasonably satisfactory to the Administrative Agent within five (5) Business Days of such request.”

(d)     Article 5 of the Loan Agreement is hereby amended by adding the following Section 5.18 to the Loan Agreement:

“5.18     Appointment of Consultant. The Borrower agrees that (i) the Agent may appoint and engage a consultant to perform an on-site assessment and analyze the operations of the Loan Parties and other analyses as the Agent may authorize and provide a report of such assessment and analysis to the Agent and (ii) the Borrower shall pay all reasonable and documented costs and expenses of such consultant in connection with the analysis and assessment. In order to facilitate such consultant’s assessment and analysis, the Loan Parties shall provide full and unfettered access, at reasonable times and upon reasonable prior notice, to their assets, books and records, and officers and employee.”

(e)     Section 7.1 of the Loan Agreement is hereby amended by replacing the table set forth in such Section with the following table in lieu thereof:

Fiscal Quarter	Minimum EBITDA
June 30, 2016

EBITDA projected for such fiscal quarter in Borrower’s Projections delivered in accordance with clause (e) of Schedule 5.1(a) to the extent reasonably satisfactory to Agent; less an amount equal to 25% of such projected EBITDA for such fiscal quarter; provided, that for the twelve-month period ending on June 30, 2016, EBITDA, for the purposes of calculating compliance with this Section 7.1 and Section 7.6 and for no other purpose, shall be increased by Four Million Dollars ($4,000,000) and the amount of the Fourth Amendment Equity Contribution

September 30, 2016

($3,750,000); provided, that for the twelve-month period ending on September 30, 2016, EBITDA, for the purposes of calculating compliance with this Section 7.1 and Section 7.6 and for no other purpose, shall be increased by the amount of the Fourth Amendment Equity Contribution.

December 31, 2016

$500,000; provided, that for the twelve-month period ending on December 31, 2016, EBITDA, for the purposes of calculating compliance with this Section 7.1 and Section 7.6 and for no other purpose, shall be increased by the amount of Fourth Amendment Equity Contribution

March 31, 2017

EBITDA projected for such fiscal

quarter in Borrower’s Projections

delivered in accordance with clause (e)

of Schedule 5.1(a) to the extent

reasonably satisfactory to Agent; less

an amount equal to 25% of such

projected EBITDA for such fiscal quarter; provided, that for the twelve-month period ending on March 31, 2017, EBITDA, for the purposes of calculating compliance with this Section 7.1 and Section 7.6 and for no other purpose, shall be increased by the amount of Fourth Amendment Equity Contribution

Each fiscal quarter thereafter

EBITDA projected for such fiscal

quarter in Borrower’s Projections

delivered in accordance with clause (e)

of Schedule 5.1(a) to the extent

reasonably satisfactory to Agent; less

an amount equal to 25% of such

projected EBITDA for such fiscal quarter

(f)     Section 7.6 of the Loan Agreement is hereby amended by replacing the table set forth in such Section with the following table in lieu thereof:

Period	Ratio
For the twelve months ending September 30, 2016	-0.75 to 1.00
For the twelve months ending December 31, 2016	0.05 to 1.00
For the twelve months then ending for each quarter end thereafter	1.00 to 1.00

(g)     Section 8.2(a)(i) of the Loan Agreement is hereby amended by adding “5.2” immediately after the reference to “5.1”

4.     Disclosure Updates. Pursuant to Section 5.10 of the Loan Agreement, each of Schedule A-2, Schedule 4.1(b), Schedule 4.1(c), Schedule 4.6(b), Schedule 4.23 and Schedule 4.26 to the Loan Agreement, are hereby amended and replaced by the applicable Schedules attached hereto as Exhibit A (collectively, the “Specified Disclosure Updates”).

5.     Conditions. The effectiveness of this Amendment is subject to the following conditions:

(a)     the execution and delivery of this Amendment by the Borrower, Agent, and each of the Lenders;

(b)     after giving effect to this Amendment, the representations and warranties set forth herein shall be true and correct and no Default or Event of Default shall exist and be continuing;

(c)     Borrower shall have delivered to the Agent evidence satisfactory to it in its sole discretion that Specified Equity Issuance has been consummated;

(d)     Borrower shall have delivered to the Agent true, correct and complete executed copies of all material documentation related to the Specified Equity Issuance, which is attached hereto as Exhibit B;

(e)     Borrower shall have entered into an amendment and waiver with the Revolving Agent in form and substance satisfactory to the Agent, a true correct and complete copy of which shall be provided to the Agent promptly upon execution; and

(f)     Borrower shall have paid all fees, costs and expenses of the Agent and Lenders in connection with this Amendment, including, without limitation, reasonable fees, costs and expenses of the Agent’s and Lenders’ counsel.

6.     Representations and Warranties. The Borrower hereby represents and warrants to the Agent and each Lender as follows:

(a)     Borrower is a corporation, duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation;

(b)     Borrower has the power and authority to execute, deliver and perform its obligations under this Amendment;

(c)     the execution, delivery and performance by the Borrower of this Amendment has been duly authorized by all necessary action and does not and will not require any registration with, consent or approval of, notice to or action by, any Person (including any Governmental Authority);

(d)     this Amendment constitutes the legal, valid and binding obligation of the Borrower, enforceable against Borrower in accordance with its terms;

(e)     immediately before and after giving effect to this Amendment, no Default or Event of Default exists or shall exist immediately following the consummation of the changes contemplated hereby;

(f)     all representations and warranties contained in the Loan Agreement are true and correct as of the date hereof, except to the extent made as of a specific date, in which case each such representation and warranty is true and correct as of such date; and

(g)     by its signature below, Borrower agrees that it shall constitute an Event of Default if any representation or warranty made herein is untrue or incorrect in as of the date when made or deemed made.

7.     Agreement in Full Force and Effect as Amended. Except as specifically amended hereby, the Loan Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed as so amended. Except as expressly set forth herein, this Amendment shall not be deemed to be an amendment or modification of any provisions of the Loan Agreement or any other Loan Document or any right, power or remedy of the Lenders, nor constitute a waiver of any provision of the Loan Agreement, any other Loan Document, or any other document, instrument and/or agreement executed or delivered in connection therewith or of any Default or Event of Default under any of the foregoing, in each case, whether arising before or after the date hereof or as a result of performance hereunder or thereunder. This Amendment also shall not preclude the future exercise of any right, remedy, power, or privilege available to the Lenders whether under the Loan Agreement, the other Loan Documents, at law or otherwise and nothing contained herein shall constitute a course of conduct or dealing among the parties hereto. All references to the Loan Agreement shall be deemed to mean the Loan Agreement as modified hereby. This Amendment shall not constitute a novation or satisfaction and accord of the Loan Agreement or the other Loan Documents, but shall constitute an amendment thereof. The parties hereto agree to be bound by the terms and conditions of the Loan Agreement and the Loan Documents as amended by this Amendment, as though such terms and conditions were set forth herein. Each reference in the Loan Agreement to “this Amendment,” “hereunder,” “hereof,” “herein” or words of similar import shall mean and be a reference to the Loan Agreement as amended by this Amendment, and each reference herein or in any other Loan Document to the “Loan Agreement” shall mean and be a reference to the Loan Agreement as amended and modified by this Amendment.

8.     Counterparts. This Amendment may be executed by one or more of the parties to this Amendment and any number of separate counterparts, each of which when so executed, shall be deemed an original and all said counterparts when taken together shall be deemed to constitute but one and the same instrument.

9.     Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of each party hereto and their respective successors and assigns.

10.     Further Assurance. Borrower hereby agrees from time to time, as and when requested by the Agent or any Lender, to execute and deliver or cause to be executed and delivered, all such documents, instruments and agreements and to take or cause to be taken such further or other action as the Agent or such Lender may reasonably deem necessary or desirable in order to carry out the intent and purposes of this Amendment, the Loan Agreement, and the Loan Documents.

11.     GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PROVISIONS.

12.     Severability. Wherever possible, each provision of this Amendment shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Amendment shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Amendment.

13.     Reaffirmation. Borrower as debtor, grantor, pledgor, or in any other similar capacity hereby ratifies and reaffirms all of its payment and performance obligations, contingent or otherwise, under each of the Loan Documents to which it is a party. Borrower hereby consents to this Amendment and acknowledges that each of the Loan Documents remains in full force and effect and is hereby ratified and reaffirmed. Except as expressly set forth herein, the execution of this Amendment shall not operate as a waiver of any right, power or remedy of the Agent or any Lender, constitute a waiver of any provision of any of the Loan Documents or serve to effect a novation of the Obligations.

14.     Acknowledgment of Obligations. The Borrower hereby acknowledges, confirms and agrees that as of the close of business on July 19, 2016, the Borrower is indebted to the Lenders in respect of the Term Loans in the principal amount of $31,996,638.81, with accrued and outstanding cash interest in the amount of $170,079.73 and accrued and outstanding Closing Date PIK Interest in the amount of $31,996.64. The Borrower hereby acknowledges, confirms and agrees that all such Term Loans, together with interest accrued and accruing thereon, and all fees, costs, expenses and other charges now or hereafter payable by the Borrower to the Agent and Lenders, are unconditionally owing by the Borrower to the Agent and Lenders, as applicable, without offset, defense or counterclaim of any kind, nature or description whatsoever.

15.     Acknowledgment of Rights; Release of Claims. Borrower hereby acknowledges that: (a) it has no defenses, claims or set-offs to the enforcement by any Lender or the Agent of Borrower’s liabilities, obligations and agreements on the date hereof; (b) to its knowledge, each Lender and the Agent have fully performed all undertakings and obligations owed to it as of the date hereof; and (c) except to the limited extent expressly set forth in this Amendment, each Lender and the Agent do not waive, diminish or limit any term or condition contained in the Loan Agreement or any of the other Loan Documents. Borrower hereby remises, releases, acquits, satisfies and forever discharges the Lenders and Agent, their agents, employees, officers, directors, predecessors, attorneys and all others acting or purporting to act on behalf of or at the direction of the Lenders and Agent (“Releasees”), of and from any and all manner of actions, causes of action, suit, debts, accounts, covenants, contracts, controversies, agreements, variances, damages, judgments, claims and demands whatsoever, in law or in equity, which any of such parties ever had, now has or, to the extent arising from or in connection with any act, omission or state of facts taken or existing on or prior to the date hereof, may have after the date hereof against the Releasees, for, upon or by reason of any matter, cause or thing whatsoever through the date hereof. Without limiting the generality of the foregoing, Borrower waives and affirmatively agrees not to allege or otherwise pursue any defenses, affirmative defenses, counterclaims, claims, causes of action, setoffs or other rights they do, shall or may have as of the date hereof, including, but not limited to, the rights to contest: (a) the right of Agent and each Lender to exercise its rights and remedies described in this Amendment; (b) any provision of this Amendment or the Loan Documents; or (c) any conduct of the Lenders or other Releasees relating to or arising out of the Loan Agreement or the other Loan Documents on or prior to the date hereof.

16.     Tax Treatment. The Loan Parties do not believe that the amendments made pursuant to this Amendment shall be treated as a “significant modification” of the Term Loans under Treasury Regulation 1.1001-3.

[Remainder of Page Intentionally Left Blank; Signature Pages Follow]

IN WITNESS WHEREOF, each of the undersigned has executed this Amendment as of the date set forth above.

BORROWER: LIGHTING SCIENCE GROUP CORPORATION, a Delaware corporation By: /s/Ed Bednarcik Ed Bednarcik Chief Executive Officer

[Fourth Amendment to Term Loan Agreement]

AGENT:

MEDLEY CAPITAL CORPORATION,
a Delaware corporation

By: /s/ Richard T. Allorto
Name: Richard T. Allorto
Title: Chief Financial Officer

LENDERS:

MEDLEY CAPITAL CORPORATION,
a Delaware corporation

By: /s/ Richard T. Allorto
Name: Richard T. Allorto
Title: Chief Financial Officer

MEDLEY OPPORTUNITY FUND II LP,
a Delaware limited partnership

By: /s/ Richard T. Allorto
Name: Richard T. Allorto
Title: Chief Financial Officer

[Fourth Amendment to Term Loan Agreement]

EXHIBIT A

Disclosure Schedule Updates